Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy's Technology for Generating Electricity from Motion of Heavy Vehicles Doubles Energy Capture

Engineers achieve safer, tamper-resistant MotionPower™-Heavy technology while doubling the energy captured from the motion of trucks, buses and long-haul rigs –- the most important factor in maximizing electricity generation.

Burtonsville, MD – November 10, 2009 – New Energy Technologies, Inc. (OTCBB: NENE), a next-generation alternative and renewable energy developer, today announced that engineers developing the Company’s commercial-scale MotionPower™-Heavy device for generating electricity from the movement of heavy trucks, buses, and long haul rigs have made significant breakthroughs in refinement of the technology, including a two-fold increase in its capacity to capture kinetic energy from moving vehicles – the most important factor in maximizing the amount of electricity generated by the system.

Kinetic energy is present in a moving vehicle, much like the energy present in a bicycle, which may sometimes continue to ‘roll’ even though it’s no longer being peddled by the rider.  Heavy-duty trucks have up to 25 times more kinetic energy than a typical car traveling at the same speed. New Energy’s MotionPower™-Heavy technology is designed to capture this kinetic energy when heavy vehicles come to a stop, and subsequently convert this otherwise unused energy into valuable electricity.

“In order to maximize the electricity generated by our MotionPower™ systems, engineers have been working to creatively increase the amount of kinetic energy captured from vehicles while minimizing payload disruption and maintaining driver safety and passenger comfort,” explained Mr. Meetesh V. Patel, President and CEO of New Energy Technologies, Inc.

“As a result, several weeks ago, engineering teams developing our MotionPower™-Auto technology for cars and light trucks achieved a 25-fold increase in energy capture, and today, I’m proud to announce that engineers have now doubled the energy captured by our fluid-driven, Motion-Power™-Heavy technology for heavy trucks, buses, and long haul rigs.”

New Energy's proprietary MotionPower™-Heavy technology is a fluid-based system, uniquely capable of drawing significant amounts of energy from a single vehicle without jarring its payload or creating passenger discomfort. The efficient transfer of energy from heavy vehicles to the MotionPower™-Heavy system ensures greater electricity production and adoption of the device, currently under development.

Click here to view a video of a small scale first-generation prototype of New Energy’s MotionPower™-Heavy Vehicle Energy Harvesting System:

http://www.newenergytechnologiesinc.com/motionpowerheavyvehicleprototype.html

Following a series of successful small-scale prototype tests of its MotionPower™-Heavy technology, New Energy recently announced plans to build a commercial-scale system for generating electricity from the motion of heavy vehicles.  Since then, engineers have begun design and construction of a field-ready prototype, achieving several significant improvements.  Advancements to the field prototype address numerous requirements of an unattended system, including safety and tamper-resistant mechanisms, and increased performance of the vehicle energy harvester.

Safety features of the field prototype include improved driver perception of the device, ensuring a greater degree of safety. Engineers have also reduced the vertical height of the system by 20%, an important feature for field testing which requires a non-embedded, above-road system.  The slimmer profile serves to reduce the need for entry and exit transition ramps, resulting in a smoother drive over the system. The field prototype also features contiguous driving surfaces, which visually blend the system with the roadway and eliminate gaps, openings, or edges that could otherwise present safety or reliability issues.

Additionally, the new tamper-resistant design, accompanied by a suite of sensors, allows the system to operate and be tracked for extended periods of time without supervision, essential to conducting meaningful tests at field-installation sites. Field tests will help quantify the system’s response to a range of real-world operating conditions, an important precursor to further engineering and product design refinements towards commercial deployment of the MotionPower™ system.

Commercial-scale development of the Company’s MotionPower™-Heavy technology represents the next step in New Energy’s carefully engineered product development program and is a major milestone towards commercialization of the first-of-its-kind, practical vehicle energy harvester.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and

  SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.